Exhibit 10.3

IP DEED OF ASSIGNMENT

This deed is made by:

MR. WILLIAM ATLAN (Assignor);

ATLAN MEDIA INC. (Assignee);

Background

(A)	The Assignor owns the Intellectual Property and Intellectual Property Rights in the Core Technology.

(B)	In consideration of benefits granted to the Assignor, the Assignor agrees to an irrevocable assignment of all Intellectual Property and Intellectual Property Rights to the Assignee in the Core Technology.

It is agreed as follows:

1.	ASSIGNMENTS

1.1	Assignment to the Assignee

The Assignor confirms for the benefit of the other parties that they have completed, or will complete at the earliest opportunity the irrevocable assignment to the Assignee of:

(a)	all or any existing and future Intellectual Property and Intellectual Property Rights as and from the Assignment Date notwithstanding any deficient action, omission or actual or potential invalidity in any aspect of the Assignment; and

(b)	the right to take legal action, seek injunctive relief or to recover damages for any infringement of any Intellectual Property Right occurring prior to the date of this assignment.

1.2	Perfection of Assignment

The Assignor:

(a)	irrevocably agrees to transfer absolutely and directly to the Assignee any Intellectual Property and Intellectual Property Rights that has not been fully assigned in accordance with this deed or which later comes within their possession, ownership or control (even if after the date of this deed); and

(b)	until the assignments are fully effected, unconditionally and irrevocably licenses to the Assignee the full use of the Intellectual Property and Intellectual Property Rights without royalty or any other compensation.

1.3	Warranties and Confirmations

(a)	The Assignors warrants that as far as it is aware no person has any Intellectual Property Rights in the Core Technology other than as provided for in this deed and that they are not aware of any lawful ground of objection or revocation to those rights.

(b)	The Assignor confirms that it is not entitled to any compensation or other consideration for any of the assignments, other dispositions or transactions contemplated by this deed nor will they seek or claim such compensation or consideration.

2.	INDEMNITIES

2.1	Assignors indemnity to Assignee

The Assignor individually forever indemnifies the Assignee against any loss including any liability, cost, expense (including legal costs on a full indemnity basis), claim, proceeding, action, demand, damage or expense that the Assignee incurs or suffers which is caused by an alleged infringement of any of the Intellectual Property Rights originally held by that Assignor or the moral rights of that Assignor, or which is actionable for defamation, passing off, unfair competition, breach of confidence, invasion of privacy, or as a result of the Assignor's use of the Intellectual Property before the Assignment Date or otherwise.

3.	NOTICES

3.1	Method of Notice

A notice, consent, information, application or request that must or may be given or made to a party under this deed is only given or made if it is in writing and:

(a)	delivered or posted to that party at its address set out below; or

(b)	faxed to that party at its fax number or emailed to the party’s email address set out below.

If a party gives the other party 3 business days’ notice of a change of its address, email or fax number, a notice, consent, information, application or request is only given or made by that other party if it is delivered, posted, emailed or faxed to the latest address, email or fax number.

3.2	Time of Effect of Notice

A notice, consent, information, application or request is to be treated as given or made at the following time:

(a)	if it is delivered, when it is left at the relevant address;

(b)	if it is sent by post, two business days after it is posted; or

(c)	if it is sent by email or fax, as soon as the sender receives from the sender’s fax machine a report of an error free transmission to the correct fax number.

(d)	if a notice, consent, information, application or request is delivered, or an error free transmission report in relation to it is received, after the normal business hours of the party to whom it is sent, it is to be treated as having been given or made at the beginning of the next business day.

4.	GENERAL

4.1	General

If the day on or by which something is required to be done or may be done is not a business day, that thing must be done on or by the next business day.

4.2	Variation

No variation of this deed will be of any force or effect unless it is in writing and signed by the parties to this deed.

4.3	Exercise of rights

The fact that either party fails to do, or delays in doing, something the other party is entitled to do under this deed, does not amount to a waiver of that party’s right to do it. A waiver by either party is only effective if it is writing.

4.4	No Implied waiver

A written waiver by either party is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach; or as an implied waiver of that obligation or breach in relation to any other occasion.

4.5	Assignment

Neither party may novate, assign or subcontract this deed or any of their obligations under this deed without the prior written consent of the other party. That consent may be given or withheld at a party’s absolute discretion.

4.6	Relationship of parties

No party has any power or authority to act for or to assume any obligation or responsibility on behalf of another party, to bind another party to any agreement, negotiate or enter into any binding relationship for or on behalf of another party or pledge the credit of another party except as specifically provided in this deed or by express agreement between the parties.

4.7	Severability

If a clause or part of a clause of this deed can be read in a way that makes it illegal, unenforceable or invalid, but can also be read in a way that makes it legal, enforceable and valid, it must be read in the latter way. If any clause or part of a clause is illegal, unenforceable or invalid, that clause or part is to be treated as removed from this deed, but the rest of this deed is not affected.

4.8	Entire Agreement

This deed contains everything the parties have agreed on in relation to the matters it deals with. No party can rely on an earlier document, or anything said or done by another party, or by a director, officer, agent or employee of that party, before this deed was executed, save as permitted by law.

4.9	Counterpart

This deed is properly executed when a party executes either this deed or an identical counterpart and will be binding on that party as regards itself and in favour of each other party when they execute this agreement.

4.10	Effective

This deed is made effective from April 6 2016; the first date by which the Assignor and Assignee began sharing Core Technology, as referenced by the agreement “Intellectual Property Assignment Agreement - FINAL”, dated April 6 2016.

4.11	Governing Law

This deed is governed by the laws in force in the State of New South Wales. The parties submit to the exclusive jurisdiction of its courts.

5.	DEFINITIONS AND INTERPRETATION

5.1	Definitions

In this deed the following definitions apply:

Assignment Date means April 6 2016.

Core Technology means the web-based Digital Advertising Management Platform, built in PHP, Python, Bootstrap, HTML 5, also known as the Atlan Media Ad Center, it’s core source-code, algorithms, and sandbox testing environments; developed by the Assignor.

Intellectual Property means all intellectual and technological property of whatever kind including but not limited to all patterns and designs artwork, protocols, patents and formula, compositions, mathematical equations, all processes, application, treatment and methodology, brand names, logos, words and phraseology that are used in the business, all other non-descript material, documents and merchandise, all registrable and non-registrable designs, registered or unregistered patents, trademarks, service marks, know-how, business names and all mental and human thoughts, ideas and intellect relating to the Core Technology.

Intellectual Property Rights means all present and future rights, title and interests in and to inventions, know-how, patents, patent applications, registered and unregistered trade marks, service marks, registered and unregistered designs, copyrights, circuit layouts, domain names, internet addresses, computer programs, confidential information, trade secrets, trade or business names and brand names.

5.2	Interpretation

In this deed, unless the context otherwise requires:

(a)	a reference to this deed includes any variation or replacement of it;

(b)	the singular includes the plural and vice versa;

(c)	a reference to a person, includes reference to the person’s executors, administrators, successors, substitutes and assignees;

(d)	a reference to a person includes a reference to a corporation and vice versa;

(e)	a reference to one gender includes each other gender;

(f)	headings are included for ease of reference only and do not affect the interpretation of this deed; and

(g)	any reference to a statute, regulation, rule or other legislative provision includes any amendment, modification, or re-enactment of legislative provisions substituted for and any statutory instrument issued under that statute, regulation, rule or other legislative provision.

EXECUTED AS A DEED on Thursday, 9 June 2016

Signed by for and on behalf of Assignor by its authorised signatory:

/s/ WILLIAM ATLAN

Signature of Authorised Signatory

MR. WILLIAM ATLAN

Name of Authorised Signatory

Date: Thursday, 9 June 2016

Signed by Assignee:

/s/ WILLIAM ATLAN

Signature of Authorised Signatory

MR. WILLIAM ATLAN, PRESIDENT OF ATLAN MEDIA, INC.

Name of Authorised Signatory

Date: Thursday, 9 June 2016